                                  EXHIBIT 3.2


                               RESTATED BY-LAWS

                                      OF

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.

                      (As Amended through June 30, 1997)

                 ARTICLE I                  Offices and Records
                 ARTICLE II                 Corporate Seal
                 ARTICLE III                Shareholders
                 ARTICLE IV                 Directors
                 ARTICLE V                  Officers
                 ARTICLE VI                 Shares of Stock
                 ARTICLE VII                Indemnification
                 ARTICLE VIII               General Provisions

                               Table of Contents

SECTION NO.                                                             Page No.
ARTICLE I      Offices and Records..........................................   1
     Section 1.  Registered Office and Registered Agent.....................   1
     Section 2.  Corporate Offices..........................................   1
     Section 3.  Records....................................................   1
     Section 4.  Inspection of Records......................................   1

ARTICLE II     Corporate Seal
 ............................................................................   2
     Section 1.  Corporate Seal.............................................   2

ARTICLE III    Shareholders.................................................   2
     Section 1.  Place of Meetings..........................................   2
     Section 2.  Annual Meeting.............................................   2
     Section 3.  Special Meetings...........................................   2
     Section 4.  No Action in Lieu of Meeting...............................   2
     Section 5.  Notice of Meetings.........................................   3
     Section 6.  Presiding Officials........................................   3
     Section 7.  Waiver of Notice...........................................   3
     Section 8.  Business Transacted at Annual Meetings.....................   3
     Section 9.  Business Transacted at Special Meetings....................   3
     Section 10. Quorum.....................................................   4
     Section 11. Proxies....................................................   4
     Section 12. Voting.....................................................   4
     Section 13. Registered Shareholders....................................   5
     Section 14. Shareholders Lists.........................................   6
     Section 15. Removal of Directors.......................................   7
     Section 16. Nomination of Directors....................................   7
     Section 17. Proposals for Annual Meeting...............................   8
     Section 18. Conduct of Business at Meetings............................   8

ARTICLE IV     Directors....................................................   9
     Section 1.  Qualifications and Number..................................   9
     Section 2.  Powers of the Board........................................   9
     Section 3.  Annual Meeting of the Board, Notice........................   9
     Section 4.  Regular Meetings, Notice...................................  10
     Section 5.  Special Meetings, Notice...................................  10
     Section 6.  Action in Lieu of Meetings.................................  11
     Section 7.  Meeting by Conference Telephone or Similar
          Communications Equipment..........................................  11
     Section 8.  Quorum.....................................................  11
     Section 9.  Waiver of Notice; Attendance at Meeting....................  11
     Section 10. Vacancies..................................................  12
     Section 11. Executive Committee........................................  12
     Section 12. Audit Committee and Compensation Committee.................  12
     Section 13. Other Committees...........................................  14

SECTION NO.                                                             Page No.
     Section 14. Compensation of Directors and Committee
          Members..........................................................  14
     Section 15. Protection of Director for Reliance on
          Corporate Records

ARTICLE V      Officers....................................................  15
     Section 1.  Officers--Who Shall Constitute............................  15
     Section 2.  Term of Office............................................  15
     Section 3.  Appointment of Officers and Agents--Terms of
          Office...........................................................
     Section 4.  Removal...................................................  16
     Section 5.  Salaries and Compensation.................................  16
     Section 6.  Delegation of Authority to Hire, Discharge,
          Etc..............................................................  16
     Section 7.  The Chairman of the Board and the
          President........................................................
     Section 8.  Vice Presidents...........................................  17
     Section 9.  The Secretary and Assistant Secretaries...................  17
     Section 10. The Treasurer and Assistant Treasurers....................  18
     Section 11. Bond......................................................  19
     Section 12. Checks and Other Instruments..............................  19
     Section 13. Duties of Officers May be Delegated.......................  19

ARTICLE VI     Shares of Stock.............................................  20
     Section 1.  Payment for Shares of Stock...............................  20
     Section 2.  Certificates for Shares of Stock..........................  20
     Section 3.  Lost or Destroyed Certificates............................  20
     Section 4.  Transfers of Shares, Transfer Agent,
          Registrar........................................................  21
     Section 5.  Closing of Transfer Books, Record Date....................  21
     Section 6.  Fractional Share Interests or Scrip.......................  22

ARTICLE VII    Indemnification.............................................  22
     Section 1.  Third Party Actions.......................................  22
     Section 2.  Actions By or in the Right of the
          Corporation......................................................  23
     Section 3.  Indemnity if Successful...................................  23
     Section 4.  Standard of Conduct.......................................  23
     Section 5.  Expenses..................................................  24
     Section 6.  Nonexclusivity............................................  24
     Section 7.  Further Indemnity Permissible.............................  24
     Section 8.  Insurance.................................................  24
     Section 9.  Corporation...............................................  25
     Section 10. Other Definitions.........................................  25
     Section 11. Indemnity for Agents and Employees........................  25

SECTION NO.                                                             Page No.
ARTICLE VIII   General Provisions........................................  26
     Section 1.  Fixing of Capital, Transfers of Surplus.................  26
     Section 2.  Dividends...............................................  26
     Section 3.  Creation of Reserves....................................  26
     Section 4.  Fiscal Year.............................................  26
     Section 5.  Notices.................................................  27
     Section 6.  Amendments to By-laws...................................  27

                                   ARTICLE I
                              Offices and Records
                              -------------------

     Section 1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the corporation in the State of Missouri shall be determined from time to time by the Board of Directors and shall be on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law.

     Section 2. Corporate Offices. The corporation may have such corporate offices, anywhere within and without the State of Missouri as the Board of Directors from time to time may appoint, or the business of the corporation may require. The "principal place of business" or "principal business" or "executive" office or offices of the corporation may be fixed and so designated from time to time by the Board of Directors, but the location or residence of the corporation in Missouri shall be deemed for all purposes to be in the county in which its registered office in Missouri is maintained.

     Section 3. Records. The corporation shall keep at its registered office in Missouri, at its principal place of business, or at the office of its transfer agent in Missouri, if any, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, and the transfer of said shares with the date of transfer. The corporation shall also keep correct and accurate books and records of account, including the amount of its assets and liabilities, minutes of proceedings of its shareholders and Board of Directors, the names and places of residence of its officers, and from time to time such other or additional records, statements, lists, and information as may be required by law, including the shareholder lists mentioned in these By-laws.

     Section 4. Inspection of Records. A shareholder, if he is entitled and demands to inspect the records of the corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the corporation. In order to exercise this right of examination, a shareholder must make written demand upon the corporation, stating with particularly the records sought to be examined and the purpose therefor. A shareholder may delegate his right of inspection to his representative on the condition that, if the representative is not an attorney, the shareholder and representative agree with the corporation to furnish to the corporation, promptly as completed or made, a true and correct copy of each report with respect to such inspection made by such representative. No shareholder shall use or permit to be used or acquiesce in the use by others of any information so obtained, to the detriment competitively of the corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the corporation. The corporation as a condition precedent to any shareholder's inspection of the records of the corporation may require the shareholder to indemnify the corporation against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.


                                  ARTICLE II
                                Corporate Seal
                                --------------

     Section 1. Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the corporation and the words: Corporate Seal-- Missouri. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                  ARTICLE III
                                 Shareholders
                                 ------------

     Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal business office of the corporation, except such meetings as the Board of Directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as herein provided, at such other place or places, within or without the State of Missouri, as said Board of Directors shall determine and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose if consented to in writing by all of the shareholders entitled to vote thereat.

     Section 2. Annual Meeting. An annual meeting of the shareholders shall be held on the second Wednesday in the month of September of each year, commencing in September 1995, and at such time on that day or on such other day within such month, as shall be determined by the Board of Directors, at which time the shareholders shall elect directors to succeed those whose terms expire and transact such other business as may properly come before the meeting.

     Section 3. Special Meetings. Special Meetings of the shareholders may be called only by the Chairman of the Board (if any), the President, or by the Board of Directors, and shall be held on such date and at such time as he or they shall fix.

     Section 4. No Action in Lieu of Meeting. No action required to be taken at a meeting of the shareholders nor any other action which may be taken at a meeting of the shareholders may be taken without a meeting of the shareholders entitled to vote with respect to the subject matter thereof.

     Section 5. Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the Chairman of the Board (if any), the President, or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

     Section 6. Presiding Officials. Every meeting of the shareholders for whatever object, shall be convened (in the order shown, unless otherwise determined by resolution of the Board of Directors) by the Chairman of the Board (if any), or by the President, or by the officer who called the meeting by notice as above provided; but it shall be presided over by the officers specified elsewhere in these By-laws.

     Section 7. Waiver of Notice. Whenever any notice is required to be given under the provisions of these By-laws, the Articles of Incorporation of the corporation, or any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of the giving of such notice to the extent provided by law, attendance at any meeting shall constitute a waiver of notice of such meeting.

     Section 8. Business Transacted at Annual Meetings. At each annual meeting of the shareholders, the shareholders shall elect the class of directors whose terms expire at such annual meeting to hold office for a three-year term, until the annual meeting three years thereafter, and they may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law.

     Section 9. Business Transacted at Special Meetings. Business transacted at all special meetings of the shareholders shall be confined to the purposes stated in the notice of such meetings, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the corporation entitled to vote thereat.

     Section 10. Quorum. Except as may be otherwise required by law or by the Articles of Incorporation, the holders of a majority of the voting shares issued and outstanding and entitled to vote for the election of directors, whether present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. Every decision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law, by these By-laws, or by the Articles of Incorporation. If, however, such quorum should not be present at any meeting, the shareholders present and entitled to vote shall have the power successively to adjourn the meeting, without notice other than announcement at the meeting, to a specified date not longer than ninety days after such adjournment. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting of which the shareholders were originally notified. However, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner otherwise provided herein to each shareholder of record entitled to vote at such adjourned meeting. Withdrawal of shareholders from any meeting shall not cause the failure of a duly constituted quorum at such meeting.

     Section 11. Proxies. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by vesting another person with authority to exercise the voting power of any or all of his stock by executing in writing any voting trust agreement, proxy, or any other type of appointment form or agreement, except as may be expressly limited by law or by the Articles of Incorporation. Any copy, facsimile telecommunication, or other reliable reproduction of any writing referred to in this Section may be used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 12. Voting. Subject to such voting rights as the Board of Directors may establish for any series of Preferred Stock in accordance with
Article III.2.(a)(vi) of the Articles of Incorporation, each shareholder shall have one vote for each share of stock entitled to vote under the provisions of the Articles of Incorporation which is registered in his name on the books of the corporation; in all elections of directors or a class of directors of the corporation, each share of stock entitled to vote shall be entitled to one vote as to each director to be elected by the holders thereof and no shareholder shall have the right to cast votes in the aggregate or to cumulate his votes for the election of any director, and cumulative voting of shares in elections of directors is hereby specifically negated. All elections for directors and all other matters shall be determined by a majority of the votes cast, except as law or the Articles of Incorporation may requires a greater vote. Any shareholder who is in attendance at a meeting of the shareholders either in person or by proxy, but who abstains from voting on any matter, shall not be deemed present or represented at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present or represented for all other purposes.

     The rights and powers of the holders of any class or series of preferred stock with respect to the election of directors shall be only as may be duly designated with respect to such class or series and as is consistent with the provisions of the Articles of Incorporation.

     No person shall be permitted to vote any shares belonging to or pledged to the corporation.

     Shares standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of a majority of the persons in whose names the shares are registered. If only one such person is present in person or by proxy, he or she may vote all of the shares, and all of the shares standing in the names of such persons shall be deemed represented for purposes of determining a quorum. The foregoing provisions shall also apply to shares held by two or more personal representatives, trustees, or other fiduciaries unless the instrument or order appointing them otherwise directs.

     If the Board of Directors shall not have closed the transfer books of the corporation or set a record date for the determination of its shareholders entitled to vote, as otherwise provided in these By-laws, no person shall be admitted to vote directly or by proxy except those in whose names the shares of the corporation shall have stood on the transfer books on a date twenty days previous to the date of the meeting.

     Section 13. Registered Shareholders. The corporation shall be entitled to treat the holder of any share or shares of stock of the corporation, as recorded on the stock record or transfer books of the corporation, as the holder of record and as the holder and owner in fact thereof and, accordingly shall not be required to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, firm, partnership, corporation or association, whether or not the corporation shall have express or other notice thereof, except as is otherwise expressly required by law, and the term "shareholder" as used in these By-laws means one who is a holder of record of shares of the corporation; provided, however, that if permitted by law:

          Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine;

          Shares standing in the name of a deceased person may be voted by his administrator or personal representative, either in person or by proxy; and shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy; but no guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name;

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed; and

          A shareholder whose shares are pledged shall be entitled to vote such shares (except for shares pledged to the Corporation) until the shares have been transferred of record into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 14. Shareholders Lists. A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of, and the number of voting shares held by each, shall be prepared by the officer of the corporation having charge of the stock transfer books of the corporation, and shall for a period of ten days prior to the meeting be kept on file in the registered office of the corporation in Missouri, and shall at any time during the usual hours for business be subject to inspection by any shareholder. A similar or duplicate list shall also be produced and kept open for the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are shareholders entitled to examine such list, ledger, or transfer book or to vote at any meeting of shareholders. Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

     Section 15. Removal of Directors. Except as otherwise provided in the Articles of Incorporation or these By-laws, the shareholders shall have the power by an affirmative vote of a majority of the outstanding shares then entitled to vote for the election of directors at any regular meeting or special meeting expressly called for that purpose, to remove any director from office. Such meeting shall be held at any place prescribed by law or at any other place which may, under law, permissibly be, and which is, designated in the notice of the special meeting.

     Section 16. Nomination of Directors. Nominations of persons for election to the Board of Directors of the corporation at a meeting of the shareholders may be made by or at the direction of the Board of Directors or may be made at a meeting of shareholders by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this Section. The procedures for making such nominations, other than those made by or at the direction of the Board, shall be commenced by delivering timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal office of the corporation not less than one hundred twenty days nor more than one hundred eighty days prior to the anniversary of the previous year's Annual Meeting of Shareholders. To be valid, such shareholder's notice to the Secretary shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares of stock of the corporation that are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (whether or not the provisions of such Regulation are then applicable to the corporation), provided, however, that nothing in this Section is intended to imply or create any obligation on the part of the corporation to include within the corporation's proxy solicitation materials, if any, any materials or information regarding persons nominated for election to the Board of Directors by shareholders of the corporation; and (b) as to the shareholder giving notice (i) the name and record address of the shareholder and (ii) the number of shares of stock of the corporation that are beneficially owned by the shareholder. The corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Board of Directors to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation at a meeting of the shareholders unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare that a nomination was not made in accordance with the foregoing procedure, in which case the defective nomination shall be disregarded.

     Notwithstanding anything in the second sentence of Section 16 to the contrary, in the event that (a) the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date or (b) the number of directors to be elected to the Board of Directors is increased and the corporation makes no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section shall also be considered timely if delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which the corporation makes such public announcement of the date of such meeting or the increased size of the Board of Directors.

     Section 17. Proposals for Annual Meeting. Shareholder proposals intended for presentation at the annual meeting of shareholders must comply as respects time, contents, and otherwise with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended from time to time (whether or not the provisions of Rule 14a-8 are then applicable to the corporation), and as respects time of submission also with the procedural requirements set forth in Section 16 for shareholder nominations for director. Any shareholder proposal that is advisory or precatory in nature and which requests the Board of Directors to take any action shall require the affirmative vote of a majority of the shares entitled to vote for the election of directors in order for any resolution, shareholder referendum, or the like embodying such proposal to be adopted.

     Section 18. Conduct of Business at Meetings. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                  ARTICLE IV
                                   Directors
                                   ---------

     Section 1. Qualifications and Number. Each director shall be a natural person who is at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Missouri unless required by law or the Articles of Incorporation.

     Unless and until changed, the number of directors to constitute the full Board of Directors shall be seven. The Board of Directors shall have the power to change the number of directors, but said number shall be not less than three nor more than eleven. In the event of any change in the number, any notice required by law of any such change shall be duly given.

     Section 2. Powers of the Board. The property and business of the Corporation shall be managed by the Board of Directors. The Board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Articles of Incorporation, or by these By-laws, to do or cause to be done any and all lawful things for and on behalf of the corporation (including, without limitation, the declaration of dividends on the outstanding shares of the corporation and the payment thereof in cash, property or shares), and to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

     Section 3. Annual Meeting of the Board, Notice. Any continuing members and the newly elected members of the Board shall meet: (i) immediately following the conclusion of the annual meeting of the shareholders for the purpose of electing officers and for such other purposes as may come before the meeting, and the time and place of such meeting shall be announced at the annual meeting of the shareholders by the chairman of such meeting, and no other notice to any continuing or the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum of the directors shall be present; or (ii) if no meeting immediately following the annual meeting of shareholders is announced, at such time and place, either within or without the State of Missouri, as may be suggested or provided for by resolution of the shareholders at their annual meeting and no other notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum of the directors shall be present; or (iii) if not so suggested or provided for by resolution of the shareholders or if a quorum of the directors shall not be present, at such time and place as may be consented to in writing by a majority of any continuing and the newly elected directors, provided that written or printed notice of such meeting shall be given to each of any continuing and the newly elected directors in the same manner as provided in these By-laws with respect to the notice for special meetings of the Board, except that it shall not be necessary to state the purpose of the meeting in such notice; or (iv) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the shareholders at the annual meeting, at such time and place as may be consented to in writing by all of any continuing and the newly elected directors. Each director, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the newly elected directors shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

     Section 4. Regular Meetings, Notice. Regular meetings of the Board may be held at such times and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by a majority of the full Board of Directors. No notice of any regular meeting need be given other than by announcement at the immediately preceding regular meeting and communicated in writing to all absent directors; provided, however, that written notice of any regular meeting of the Board of Directors stating the place, day, and hour of such meeting shall be given if required by resolution adopted by the Board of Directors. Any business may be transacted at a regular meeting. Neither the business to be transacted at nor the purpose need be specified in any notice or waiver of notice of any regular meeting of the Board of Directors.

     Section 5. Special Meetings, Notice. Special meetings of the Board may be called at any time by the Chairman of the Board (if any), the President, or by one-third of the directors (rounded up to the nearest whole number). The place may be within or without the State of Missouri as designated in the notice.

     Written notice of each special meeting of the Board, stating the place, day, and hour of the meeting shall be given to each director at least two days before the date on which the meeting is to be held. The notice shall be given
(i) in the manner provided for in these By-laws or (ii) may be given telephonically, if confirmed promptly in writing, in which case the notice shall be deemed to have been given at the time of telephonic communication. The notice may be given by any officer directed to do so by any officer having authority to call the meeting or by the director(s) who have called the meeting.

     Neither the business to be transacted at nor the purpose need be specified in the notice or any waiver of notice of any special meeting of the Board of Directors.

     Section 6. Action in Lieu of Meetings. Unless otherwise restricted by the Articles of Incorporation or these By-laws or by law, any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors entitled to vote with respect to the subject matter thereof. Any such consent signed by all the directors shall have the same effect as a unanimous vote and may be stated as such in any document describing the action taken by the Board of Directors.

     Section 7. Meeting by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation or these By-laws or by law, members of the Board of Directors of the corporation, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

     Section 8. Quorum. At all meetings of the Board a majority of the full Board of Directors shall, unless a greater number as to any particular matter is required by the Articles of Incorporation or these By-laws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these By-laws, shall be the act of the Board of Directors.

     Less than a quorum may adjourn a meeting successively until a quorum is present, and no notice of adjournment shall be required.

     Section 9. Waiver of Notice; Attendance at Meeting. Any notice provided or required to be given to the directors may be waived in writing by any of them, whether before, at, or after the time stated therein.

     Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where the director attends for the express purpose, and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 10. Vacancies. If the office of any director is or becomes vacant by reason of death, resignation, or due to an increase in the number of directors, a majority of the survivors or remaining directors, though less than a quorum, may appoint a director to fill the vacancy until a successor shall have been duly elected at a shareholders' meeting.

     Section 11. Executive Committee. The Board of Directors may, by resolution passed by a majority of the full Board, designate an executive committee, such committee to consist of two or more directors of the corporation. Such committee, except to the extent limited in said resolution, shall have and may exercise all of the powers of the Board of Directors in the management of the corporation. The members constituting the executive committee shall be determined from time to time by resolution adopted by a majority of the full Board; and any director may vote for himself as a member of the executive committee. In no event, however, shall the executive committee have any authority to amend the Articles of Incorporation, to adopt any plan of merger or consolidation with another corporation or corporations, to recommend to the shareholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all of the property and assets of the corporation if not made in the usual and regular course of its business, to recommend to the shareholders a voluntary dissolution of the corporation or a revocation thereof, to amend, alter or repeal the By-laws of the corporation, to elect or remove officers of the corporation or members of the executive committee, to declare any dividend, or to amend, alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered or repealed by the executive committee.

     The executive committee shall keep regular minutes of its proceedings and the same shall be recorded in the minute book of the corporation. The Secretary or an Assistant Secretary of the corporation may act as secretary for the executive committee if the executive committee so requests.

     Section 12. Audit Committee and Compensation Committee. The Board shall designate an audit committee and a compensation committee, each such committee to consist of two or more outside directors who are independent of management and free from any relationships that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member. Any director who would be eligible to serve on either such committee under the rules of the exchange or national market on which the corporation's shares are traded shall be considered "independent" for the purpose of serving on such committee.

     Each such committee, to the extent provided in the enabling resolution and permitted by law, shall have and may exercise the power of the Board of Directors. The members constituting each such committee shall be determined from time to time by resolution adopted by a majority of the full Board; and any eligible director may vote for himself as a member of any such committee.

     The audit committee shall assist the Board in fulfilling its responsibilities for the corporation's accounting and financial reporting responsibilities and provide a channel of communication between the Board and the corporation's independent auditors. The audit committee's duties shall include: recommending to the Board the accounting firm to be selected as independent auditor of the corporation by the Board or to be recommended by it for shareholder approval; and acting on behalf of the Board in meeting and reviewing with such independent auditors, the chief internal auditor and the appropriate corporate officers (a) matters relating to corporate financial reporting and accounting procedures and policies, (b) the adequacy of financial, accounting, and operating controls, (c) regular quarterly and annual financial reports required to be prepared and filed with the Securities and Exchange Commission, as well as any registration statements or other documents to be filed which relate to the corporation's financial condition, and (d) the scope of the respective audits of the independent auditors and the internal auditor. The audit committee shall review the results of such audits with the respective auditors and shall promptly report to the full Board. The committee shall additionally submit to the Board any recommendations it may have from time to tie with respect to financial reporting and accounting practices and policies and financial, accounting, and operation controls and safeguards.

     The compensation committee shall assist the Board in fulfilling its responsibilities to provide appropriate compensation arrangements and plans for the corporation's principal executive officers, in order to attract, retain, motivate, and properly compensate effective, talented persons for the employ of the corporation. The compensation committee's duties shall include: recommending to the Board the base salary and any incentive compensation for the corporation's principal executive officers, including without limitation establishing performance goals for compensation and determining and certifying whether such performance goals and other material terms of such compensation arrangements have been satisfied; and recommending to the Board other executive compensation plans and benefit programs, including retirement plans, appropriate for executives in business concerns comparable to the corporation.

     Each such committee shall, to the extent required by resolution of the Board of Directors (or, in the absence of any such resolution, to the extent a majority of its members determines is appropriate) keep minutes of its proceedings and the same shall be recorded in the minute book of the corporation. The Secretary or Assistant Secretary of the corporation may act as secretary for any such committee if the committee so requests.

     Section 13. Other Committees. The Board of Directors may, by resolution passed by a majority of the full Board, designate one or more standing or ad hoc committees, each committee to consist of two or more of the directors of the corporation and such other person(s) as may be appointed as advisory members under authority provided in the resolution. Each such committee, to the extent provided in the resolution and permitted by law, shall have and may exercise the power of the Board of Directors. The members constituting each such committee shall be determined from time to time by resolution adopted by a majority of the full Board; and any director may vote for himself as a member of any such committee.

     Each such committee shall, to the extent required by resolution of the Board of Directors (or, in the absence of any such resolution, to the extent a majority of its members determines is appropriate) keep minutes of its proceedings and the same shall be recorded in the minute book of the corporation. The Secretary or Assistant Secretary of the corporation may act as secretary for any such committee if the committee so requests.

     Section 14. Compensation of Directors and Committee Members. Directors and members of all committees shall receive such compensation for their services as may be determined from time to time by resolution adopted from time to time by the Board, as well as such expenses, if any, as may be allowed pursuant to resolution adopted from time to time by the Board. Nothing herein contained shall be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

     Section 15. Protection of Director for Reliance on Corporate Records. No director shall be liable for dividends legally declared, distributions legally made to shareholders, or any other action taken in reliance in good faith upon financial statements of the corporation represented to him to be correct by the Chairman of the Board (if any), the President or the officer of the corporation having charge of the books of account, or certified by an accountant to fairly represent the financial condition of the corporation; nor shall any such director be liable for determining in good faith the amount available for dividends or distributions by considering the assets to be of their book values.


                                   ARTICLE V
                                    Officers
                                    --------

     Section 1. Officers--Who Shall Constitute. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Board shall elect or appoint a President and Secretary at its first meeting and at each annual meeting of the Board of Directors which shall follow the annual meeting of the shareholders. The Board then, or from time to time, may also elect or appoint one or more of the other prescribed officers as it shall deem advisable, but need not elect or appoint any officers other than a President and a Secretary. The Board may, if it desires, further identify or describe any one or more of such officers.

     An officer need not be a shareholder unless required by law or the Articles of Incorporation. Any two or more of such offices may be held by the same person.

     An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Board; but the Board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

     Section 2. Term of Office. Each officer of the corporation shall hold his office for the term for which he was elected, or until he resigns or is removed by the Board, whichever first occurs.

     Section 3. Appointment of Officers and Agents--Terms of Office. The Board from time to time may also appoint such other officers and agents for the corporation as it shall deem necessary or advisable. All appointed officers and agents shall hold their respective positions at the pleasure of the Board or for such terms as the Board may specify, and they shall exercise such powers and perform such duties as shall be determined from time to time by the Board, or by an elected officer empowered by the Board to make such determination.

     Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 5. Salaries and Compensation. Salaries and compensation of the principal executive officers of the corporation shall be fixed, increased or decreased by the Board of Directors, upon recommendation of the compensation committee, and to the extent that the compensation committee deems appropriate, upon approval by the shareholders of the corporation. Salaries and compensation of all other elected or appointed officers and agents, and employees of the corporation, may be fixed, increased or decreased by the Board of Directors or a committee thereof, but until action is taken with respect thereto by the Board of Directors or a committee thereof, the same may be fixed, increased or decreased by the Chairman of the Board (if any), the President, or by such other officer or officers as may be empowered by the Board of Directors or a committee thereof to do so.

     Section 6. Delegation of Authority to Hire, Discharge, Etc. The Board, from time to time, may delegate to the Chairman of the Board (if any), the President, or any other officer or executive employee of the Corporation, authority to hire, discharge, and fix and modify the duties, salary, or other compensation of employees of the corporation under their jurisdiction; and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants, and other experts.

     Section 7. The Chairman of the Board and the President. The Chairman of the Board shall be the chief executive officer of the corporation. The President shall be the chief operating officer of the corporation. Except as otherwise provided for in these By-laws, the Chairman of the Board, or in his absence the President, shall preside at all meetings of the shareholders and of the Board of Directors. Both shall have general and active management of the business of the corporation and shall carry into effect all directions and resolutions of the Board.

     Either the Chairman of the Board or the President may execute all bonds, notes, debentures, mortgages and other contracts requiring a seal, under the seal of the corporation, and may cause the seal to be affixed thereto, and all other instruments for and in the name of the corporation, except that if, by law, such instruments are required to be executed only by the President, he or she shall execute them.

     Either the Chairman of the Board or the President, when authorized to do so by the Board, may execute powers of attorney from, for, and in the name of the corporation, to such proper person or persons as he may deem fit, in order that thereby the business of the corporation may be furthered or action taken as may be deemed by him or her necessary or advisable in furtherance of the interests of the corporation.

     Either the Chairman of the Board or the President, except as may be otherwise directed by the Board, shall attend meetings of shareholders of other corporations to represent this corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this corporation in such manner as he or she shall deem to be for the interest of the corporation or as may be directed by the Board.

     The Chairman of the Board and, in his absence, the President, shall, unless the Board otherwise provides, be ex officio a member of all standing committees. Each of said officers shall have such general executive powers and duties of supervision and management as are usually vested in the office of a managing executive of a corporation, provided that the President shall report to and follow the directives of the Chairman of the Board.

     Each shall have such other or further duties and authority as may be prescribed elsewhere in these By-laws or from time to time by the Board of Directors, and the Board may from time to time divide the responsibilities, duties, and authority between them to such extent as it may deem advisable.

     Notwithstanding anything to the contrary herein stated, the Chairman of the Board shall not be authorized to do any act required by law to be done by the President of the corporation until written notice of his designation as chief executive officer, attested to by the Secretary of the corporation, has been filed in writing with the Secretary of State of Missouri.

     Section 8. Vice Presidents. The Vice Presidents, in the order of their seniority as determined by the Board, shall, in the absence, disability or inability to act of the Chairman of the Board and the President, perform the duties and exercise the powers of the Chairman of the Board and the President, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

     Section 9. The Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the Board and except as otherwise provided for in these By-laws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. The Secretary shall perform like duties for the executive and other standing committees when requested by the Board or such committee to do so.

     The Secretary shall have the principal responsibility to give, or cause to be given, notice of all meetings of the shareholders and of the Board of directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these By-laws.

     The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered office or at some office of the corporation in Missouri, or elsewhere, are so maintained.

     The Secretary shall keep in safe custody the seal of the corporation, and when duly authorized to do so, shall affix the same to any instrument requiring it, and when so affixed, shall attest the same by his signature.

     The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these By-laws or from time to time by the Board of Directors or the President, under whose direct supervision the Secretary shall be.

     The Secretary shall have the general duties, powers and responsibilities of a Secretary of a corporation.

     The Assistant Secretaries, in the order of their seniority, in the absence, disability, or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board may from time to time prescribe.

     Section 10. The Treasurer and Assistant Treasurers. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation. The Treasurer shall keep, or cause to be kept, all other books of account and accounting records of the corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     The Treasurer shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the Board and shall render to the chief executive officer of the corporation and the directors, whenever they may require it, an account of all of his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

     The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these By-laws or from time to time by the Board or Directors.

     The Treasurer shall have the general duties, powers and responsibility of a Treasurer of a corporation, and shall be the chief financial and accounting officer of the corporation.

     If required by the Board, the Treasurer shall give the corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his or office, and for the restoration to the corporation, in the case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the corporation.

     The Assistant Treasurers in the order of their seniority shall, in the absence, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

     Section 11. Bond. At the option of the Board of Directors, any officer may be required to give bond for the faithful performance of his duties.

     Section 12. Checks and Other Instruments. All checks, drafts, notes, acceptances, bills of exchange and other negotiable and non-negotiable instruments and obligations for the payment of money, and all contracts, deeds, mortgages and all other papers and documents whatsoever, unless otherwise provided for by these By-laws, shall be signed by such officer or officers or such other person or persons and in such manner as the Board of Directors from time to time shall designate. If no such designation is made, and unless and until the Board otherwise provides, the Chairman of the Board (if any) or the President and the Treasurer, shall have power to sign all such instruments for, and on behalf of and in the name of the corporation, which are executed or made in the ordinary course of the corporation's business.

     Section 13. Duties of Officers May be Delegated. If any officer of the corporation shall be absent or unable to act, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the then sitting Board concurs therein.

                                  ARTICLE VI
                                Shares of Stock
                                ---------------

     Section 1. Payment for Shares of Stock. The corporation shall not issue shares of stock except for (i) money paid, (ii) labor done or services actually received, or (iii) property actually received; provided, however, that shares may also be issued (iv) in consideration of the cancellation of valid bona fide antecedent debts, (v) as stock dividends, (vi) pursuant to stock splits, reverse stock splits, stock combinations, reclassifications of outstanding shares into shares of another class or classes, exchanges of outstanding shares for shares of another class or classes, or (vii) other bona fide changes respecting outstanding shares. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise shall be considered as payment of any part of any share or shares.

     Section 2. Certificates for Shares of Stock. The certificates for shares of stock of the corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation, or association to whom it is issued, and the number of shares represented thereby and shall be signed by the Chairman of the Board (if any) or the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed. If the corporation has a registrar, a transfer agent, or a transfer clerk who actually signs such certificates, the signature of any of the other officers above mentioned may be facsimile, engraved, or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer were an officer at the date of its issue.

     Section 3. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the corporation, upon due proof of the registered owner thereof or his representative, by affidavit of such loss or otherwise, the Chairman of the Board (if any) or the President and Secretary may issue a duplicate certificate or replacement certificate in its place, upon the corporation being fully indemnified therefor. Any such officer may request the posting of an indemnity bond in favor of the corporation whenever and to the extent that they deem appropriate as a precondition to the issuance of any duplicate or replacement certificate.

     Section 4. Transfers of Shares, Transfer Agent, Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary (or other person appointed and empowered by the Board to do so) or of a transfer agent or clerk for the corporation. The corporation, by resolution of the Board, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable; but until and unless the Board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the corporation (or other person appointed and empowered by the Board) shall be the transfer agent or clerk of the corporation, without the necessity of any formal action of the Board, and the Secretary or other person shall perform all of the duties thereof.

     Section 5. Closing of Transfer Books, Record Date. The Board of Directors shall have the power to close the stock transfer books of the corporation for a period not exceeding seventy days preceding the date of any meeting of the shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, or entitled to receive payment of the dividends, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion, or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to such notice of, and to vote at, the meeting, and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting, the record date shall be the date that is twenty days previous to the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and at any adjournment of the meeting.

     Section 6. Fractional Share Interests or Scrip. The corporation may issue fractions of a share and it may issue a certificate for a fractional share, or by action of the Board of Directors, the corporation may issue in lieu thereof scrip or other evidence or ownership which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or other evidence of ownership aggregating a full share. A certificate for a fractional share shall (but scrip or other evidence of ownership shall not, unless otherwise provided by resolution of the Board of Directors) entitle the holder to all of the rights of a shareholder, including without limitation the right to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause such scrip or evidence of ownership (other than a certificate for a fractional share) to be issued subject to the condition that it shall become void if not exchanged for share certificates before a specified date, or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other condition which the Board of Directors may deem advisable.


                                  ARTICLE VII
                                Indemnification
                                ---------------

     Section 1. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Actions By or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorney fees and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Section 3. Indemnity if Successful. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          Section 4. Standard of Conduct. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. The determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of

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

disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders by majority vote of the shares eligible to vote for directors and actually voted, where shares held by the individual about whom such indemnification is at issue shall not be eligible to vote.

     Section 5. Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     Section 6. Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these By-laws, or any agreement, vote of the shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, personal representatives, and administrators of such a person.

     Section 7. Further Indemnity Permissible. The corporation shall have the power to give further indemnity, in addition to the indemnity authorized or contemplated under the various sections of this Article, including Section 6 thereof, to any person who is or was a director, officer, employee, or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, provided such further indemnity is either
(i) authorized, directed, or provided for in the Articles of Incorporation of the corporation or a duly adopted amendment thereof or (ii) authorized, directed, or provided for in these By-laws or in any agreement of the corporation which has been adopted by the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which has been finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. Nothing in this Section 7 shall be deemed to limit the power of the corporation under
Section 6 of this Article to enact By-laws or to enter into agreements without shareholder adoption of the same.

     Section 8. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a

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

director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 9. Corporation. For the purpose of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     Section 10. Other Definitions. For purposes of this Article, the term "other enterprise" shall include without limitation employee benefit plans; the term "fines" shall include without limitation any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include without limitation any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

     Section 11. Indemnity for Agents and Employees. The corporation may, by resolution duly adopted by a majority of the disinterested members of the Board of Directors, grant such indemnity rights and reimbursement for such expenses as it determines to be appropriate to any person who was or is a party to any threatened, pending, or completed action or suit, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that such person is or was an agent or employee of the corporation, or is or was serving as an agent or employee, at the request of the corporation, of another corporation, partnership, joint venture, trust, or other enterprise. Any such grant of indemnification shall be only to the extent so provided in the resolution granting indemnification, but shall, in no event, be greater than the rights of indemnification and reimbursement of expenses granted to directors and officers of this corporation.

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

                                 ARTICLE VIII
                              General Provisions
                              ------------------

     Section 1. Fixing of Capital, Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

          The determination of what part of the consideration received for shares of the corporation shall be capital, if any;

          Increasing capital;

          The consideration to be received by the corporation for its shares;
     and

          All similar or related matters;

provided that any concurrent action or consent by or of the corporation and its shareholders required to be taken or given pursuant to law shall be duly taken or given in connection therewith.

     Section 2. Dividends. Ordinary dividends upon the shares of the corporation, subject to the provisions of the Articles of Incorporation and of any applicable law or statute, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of its stock.

     Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

     Section 3. Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their reasonable discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Board of Directors shall determine in the best interests of the corporation, and the Board may abolish any such reserve in the manner in which it was created.

     Section 4. Fiscal Year. The Board of Directors shall have the paramount power to fix, and from time to time, to change, the fiscal year of the corporation. In the absence of action by the Board of Directors, however, the fiscal year of the corporation

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

shall commence on the first day of May of each year and conclude on the thirtieth day of April of the next following year.

     Section 5. Notices. Except as otherwise specifically provided herein with respect to notice to shareholders or otherwise, or as otherwise required by law, all notices required to be given by any provision of these By-laws shall be in writing and shall be deemed to have been given: (i) when received if delivered in person; (ii) on the date of acknowledgment or confirmation of receipt if sent by telex, facsimile, or other electronic transmission; (iii) one day after delivery, properly addressed and fees prepaid, to a reputable courier for same day or overnight delivery; or (iv) two days after being deposited, properly addressed and postage prepaid, in the United States mail.

     Section 6. Amendments to By-laws. The By-laws of the corporation may from time to time be repealed, amended or altered, or new and/or restated By-laws may be adopted, in either of the following ways:

          By such vote of the shareholders entitled to vote at any annual or special meeting thereof as may be required by the Articles of Incorporation, and if there is no such specific requirement, then by the vote of a majority of said shareholders; or

          By resolution adopted by the Board of Directors if such power shall have been vested in the Board of Directors by the Articles of Incorporation; provided, however, that such power shall be exercisable only by such number or percentage of the Directors as is required by the Articles of Incorporation, and if there is no such specific requirement, then by a majority of the Board of Directors. Notwithstanding the foregoing, the Board of Directors shall not have the power to suspend, repeal, amend or otherwise alter the By-laws or portion thereof enacted by the shareholders if at the time of such enactment or thereafter the shareholders shall so expressly provide.

                               * * * * * * * * *

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